Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners III GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview W1 Holdings, L.P. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
2.	Crestview W1 TE Holdings, LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
3.	Crestview W1 Co-Investors, LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
4.	Crestview Advisors, L.L.C. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065
5.	Jeffrey A. Marcus c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
6.	Brian P. Cassidy c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065
7.	Daniel G. Kilpatrick c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065

Date of Event Requiring Statement: May 21, 2018

Issuer Name and Ticker or Trading Symbol: WideOpenWest, Inc. [WOW]

CRESTVIEW W1 HOLDINGS, L.P.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW W1 TE HOLDINGS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW W1 CO-INVESTORS, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

JEFFREY A. MARCUS

By:	/s/ Ross A. Oliver, Attorney-in-fact

BRIAN P. CASSIDY

By:	/s/ Ross A. Oliver, Attorney-in-fact

DANIEL G. KILPATRICK

By:	/s/ Ross A. Oliver, Attorney-in-fact

Date: May 23, 2018